March 27, 2002



Securities & Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


RE:  Form N-SAR

Gentlemen:

Pursuant to Section 30(a) of the Investment Company Act of 1940, please find the Franklin Floating Rate Trust
Form N-SAR as of January 31, 2002.

Should you have any questions, please call me at (916) 463-1135. Thank you.

Sincerely,

FRANKLIN FLOATING RATE TRUST




S\MATT HINKLE
Fund Accounting Manager